UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2014

NOVATEL WIRELESS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-31659	86-0824673
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9645 Scranton Road

San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 812-3400

Not applicable

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) On November 17, 2014, at a special meeting (the “Special Meeting”) of the stockholders of Novatel Wireless, Inc., a Delaware corporation (the “Company”), the Company’s stockholders voted on certain matters.

(b) At the Special Meeting, the Company’s stockholders were asked:

•	To approve an amendment to the amended and restated certificate of incorporation of the Company to increase the number of authorized shares of the Company’s common stock from 50,000,000 shares to 100,000,000 shares;

•	To approve the potential issuance of more than 19.999% of the Company’s common stock upon conversion of the Series C Convertible Preferred Stock and/or exercise of that certain warrant to purchase shares of the Company’s common stock, each of which were issued by the Company to HC2 Holdings 2, Inc., a Delaware corporation, in the private placement that closed on September 8, 2014, and any change of control that may be deemed to occur as a result thereof, as required by and in accordance with the applicable rules of The NASDAQ Stock Market LLC; and

•	To approve an amendment to the Company’s 2009 Omnibus Incentive Compensation Plan to increase the number of shares issuable under the plan by 3,000,000 shares.

These proposals are set out in more detail in the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on October 14, 2014. The results with respect to the proposals were as follows:

Proposal	Vote Result	Vote Type	Voted	Voted (%)	0/S (%)
Share Amount	Approved	For	38,452,533	92.15	86.18
		Against	3,234,077	7 .75	7.25
		Abstain	41,600	0.10	0.09
		Non Votes	0		0
		Uncast	0		0
Private Placement	Approved	For	17,322,236	88.17	38.83
		Against	2,286,739	11.64	5.12
		Abstain	37,431	0.19	0.08
		Non Votes	22,081,804		49.49
		Uncast	0		0
2009 Omnibus Incentive Compensation Plan	Approved	For	23,550,281	87.19	52.78
		Against	3,430,775	12.70	7.69
		Abstain	28,684	0.11	0.06
		Non Votes	14,718,470		32.99
		Uncast	0		0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novatel Wireless, Inc.

By:	/s/ Michael A. Newman
Michael A. Newman
Executive Vice President, Chief Financial Officer and Secretary

Date: November 19, 2014